Exhibit 99.1

NEWS RELEASE

Contact: Bob Butter, Communications / Office: 412-820-1347/ bbutter@tollgrade.com
Tollgrade Appoints Telecom Industry Veteran Charles E. Hoffman to its Board of Directors
Appointment Further Enhances Board’s Telecom Industry Expertise
PITTSBURGH, July 7, 2009 — Tollgrade Communications, Inc. (Nasdaq: TLGD), a leading provider of network service assurance to the telecommunications industry, today announced that telecom and broadband industry executive Charles E. Hoffman has been appointed by the Tollgrade Board as its newest independent director. His appointment is effective immediately. He was appointed to the class of directors whose term expires at the 2009 Annual Meeting, and will stand for re-election at the 2009 Annual Meeting as a substitute nominee for longtime director and former Chairman of the Board Daniel P. Barry, who has decided to retire from the Tollgrade Board at the end of his current term and not to stand for re-election.
In connection with Mr. Barry’s retirement and the substitution of Mr. Hoffman as a nominee for election to the Tollgrade Board at the 2009 Annual Meeting, Tollgrade will be filing with the Securities and Exchange Commission and mailing to shareholders a Supplement to its Notice of Meeting and Proxy Statement, together with a revised form of Tollgrade’s WHITE proxy card, on or about July 7, 2009.
“Charlie Hoffman’s three decades of telecom industry leadership, including successful CEO assignments with Covad Communications Group and Rogers Wireless, adds tremendous industry expertise to our board at a pivotal moment in Tollgrade’s history,” said Joseph Ferrara, Tollgrade’s Chairman, President and CEO. “We expect him to be a tremendous resource to Tollgrade as we continue our transformation efforts that will help to position the Company for long-term growth, a return to profitability and increasing value for investors,” added Ferrara.
Mr. Hoffman’s appointment was approved unanimously by Tollgrade’s Board of Directors, and temporarily expands the Tollgrade Board to nine members, eight of which qualify as independent directors under the new stricter guidelines recently adopted by Tollgrade. Immediately following the final certification of voting results from the 2009 Annual Meeting, the size of the Tollgrade Board will revert to eight members.
Mr. Hoffman has more than 30 years of global executive experience in the telecommunications and broadband industries. Most recently, Mr. Hoffman was President and CEO of Covad Communications Group, Inc. (2001 — 2008), a leading nationwide provider of integrated voice and data communications and the first enterprise to commercially deploy DSL in the United States. Covad recruited Mr. Hoffman to restructure the company and guide it through a pre-packaged bankruptcy. That restructuring effort allowed Covad, unlike many of the other broadband companies in its peer group, to successfully emerge from bankruptcy. After Covad emerged from bankruptcy, Mr. Hoffman led an expansion program that nearly quadrupled Covad’s revenue. In April 2008, Mr. Hoffman led Covad in its sale to private equity firm, Platinum Equity, for approximately $470 million, a transaction that resulted in a 59% premium to Covad’s share price prior to the announcement of the transaction.
TOLLGRADE COMMUNICATIONS, INC.
493 Nixon Road / Cheswick, PA 15024
412-820-1400 / 800-878-3399 / Fax: 412-820-1530 / Telco Support: 800-777-5405
www.tollgrade.com

Previously, Mr. Hoffman was President and CEO of Rogers Wireless, Inc., Canada’s national wireless provider, where among his accomplishments he led the company from fourth place to first place in subscriber growth. He also served as President of Sprint PCS’s Northeast Region and held numerous executive and senior management positions with AT&T and SBC during a 16-year tenure. He serves as a director on two other publicly-traded technology company boards, namely Chordiant Software (Nasdaq: CHRD) and Synchronoss Technologies (Nasdaq: SNCR). Also, he has formerly served on the boards of Covad Communications Group, Rogers Wireless, Toronto Blue Jays and Cibernet.
Mr. Hoffman began his career in marketing with IBM and received both his M.B.A. and B.S. from the University of Missouri — St. Louis. In 2006, he attended the Directors College at Stanford University. He was enlisted in the U.S. Air Force and served our country in the Vietnam War.
“While we will all miss Dan Barry’s wise and thoughtful counsel, we are fortunate to be able to add to the Tollgrade Board the expertise and caliber of a Board member in Charlie Hoffman whose leadership in the telecom and broadband industries helped to transform the companies he served,” said Robert W. Kampmeinert, independent lead director of Tollgrade’s Board. “Along with Ed Kennedy, who was also recently added to the Board, we look forward to their perspective and guidance as we continue to enhance our Board composition with highly qualified, experienced, and independent directors that are committed to acting in the best interests of all shareholders.”
“We are grateful for Dan Barry’s service to the Company and to all shareholders as he plans to retire from the Tollgrade Board, after having served as a Director since 1995,” said Joseph Ferrara. “During his tenure, as a member of the Tollgrade Board, Dan has been instrumental in the development of Tollgrade’s solid foundation of strong corporate governance practices, including the adoption of a majority voting standard in uncontested elections of directors, the elimination of Tollgrade’s “poison pill” shareholder rights plan, the continuing phase-out of Tollgrade’s classified board structure which will require all directors to stand for election annually beginning in 2010, and the adoption of a stricter standard for director independence. His guidance as Chairman (2005-2009) was also significant in making key changes that led to the Company’s current transformation and the adoption of the Company’s refocused strategy to emphasize Tollgrade’s service assurance offerings to the telecom market. On behalf of the Board, we are grateful for all of his contributions and wish him the best upon his retirement,” said Ferrara.
Mr. Hoffman’s appointment to the Tollgrade Board underscores another milestone achieved in the execution of a comprehensive strategic plan to transform the Company and position it for sustainable growth. In 2008, the Board retained the investment banking firm of Needham & Company to help evaluate a range of strategic alternatives to enhance shareholder value. As part of this process, the Board was also unanimous in its view that Tollgrade would benefit from the addition of independent directors with deep experience in the telecom sector. The Board retained CT Partners, a nationally-recognized executive search firm, to assist in identifying candidates. Last month, the Board selected Edward H. Kennedy to join its Board for a term that expires at the 2010 Annual Meeting. The addition of Charles Hoffman to the Tollgrade Board adds critical experience in broadband telecom and in the transformation of suppliers to the telecom markets.
Also from this process, the Board developed a comprehensive strategic plan to refocus Tollgrade’s business by emphasizing its service assurance offerings to the telecom market and has already executed on a number of fronts to enhance shareholder value, including selling off non-core assets such as the Company’s cable product line in May 2009 as it did not support the refocused growth strategy. Other results from refocusing efforts to date include: bolstering cash reserves, streamlining operations and reducing corporate overhead, winning a new major multiyear managed services contract, and making key management changes to strengthen the leadership and functional expertise needed to execute the Company’s growth strategy.

About Tollgrade
Tollgrade Communications, Inc. is a leading provider of network service assurance products and services for centralized test systems around the world. Tollgrade designs, engineers, markets and supports centralized test systems, test access and next generation network assurance technologies. Tollgrade’s customers range from the top telecom providers, to numerous independent telecom and broadband providers around the world. Tollgrade’s network testing, measurement and monitoring solutions support the infrastructure of telecom companies, as well as for power distribution companies. For more information, visit Tollgrade’s web site at www.tollgrade.com.
Important Information
In connection with the solicitation of proxies, Tollgrade Communications, Inc. has filed with the SEC and mailed to shareholders on or about June 22, 2009 a definitive proxy statement in connection with its 2009 Annual Meeting of Shareholders. A supplement to this proxy statement was filed on July 7, 2009 and it amends, supplements and, to the extent inconsistent, supersedes the corresponding information previously sent to the shareholders of Tollgrade. Tollgrade, its directors, nominees for director and certain officers, employees and other persons are deemed to be participants in the solicitation of proxies from shareholders in connection with the 2009 Annual Meeting of Shareholders. Information regarding the interests of such participants is included in the definitive proxy statement, the supplement thereto and other relevant documents filed and to be filed by Tollgrade with the SEC in connection with the proxy solicitation. WE URGE INVESTORS TO READ THE DEFINITIVE PROXY STATEMENT (INCLUDING ANY SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT TOLLGRADE WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Shareholders will be able to obtain, free of charge, copies of the definitive proxy statement, the supplement thereto and any other documents filed by Tollgrade with the SEC in connection with the proxy solicitation at the SEC’s website at http://www.sec.gov and Tollgrade’s website at http://www.tollgrade.com
Forward-Looking Statements
The foregoing release contains “forward-looking statements” regarding future events or results within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The Company cautions readers that such “forward-looking statements” are, in fact, predictions that are subject to risks and uncertainties and that actual events or results may differ materially from those anticipated events or results expressed or implied by such forward-looking statements. The Company disclaims any current intention to update its “forward-looking statements,” and the estimates and assumptions within them, at any time or for any reason. Any number of factors that could cause actual events or results to differ materially from those contained in the “forward-looking statements” is included in the Company’s filings with the U.S. Securities and Exchange Commission (the “SEC”) including, but not limited to, the Company’s Form 10-K for the year ended December 31, 2008 and any subsequently filed reports. All documents are also available through the SEC’s Electronic Data Gathering Analysis and Retrieval system at www.sec.gov or from the Company’s website at www.tollgrade.com.
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